BRASS LOGISTICS, LLC.
4540 Worth Street, Los Angeles, CA 90063 (323)267-9470 Fax (323)268-9231

SERVICE AGREEMENT

This Agreement is made this	16th	day of	June	, 2004 by and between
Brass Logistics, LLC. (BL- LLC) and		Igia, Inc.		(CLIENT).

RECITALS

WHERAS, CLIENT desires to obtain and BL- LLC desires to perform the services herein described under the terms and conditions set forth hereunder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BL- LLC and CLIENT hereby agree as follows:

TERM

1.
The term of this AGREEMENT shall commence on the day and year first above written and continue for as long as BL- LLC performs the services herein described or this AGREEMENT is terminated as provided for below.

SERVICES

2.	The services offered by BL- LLC are as follows:

Service	Exhibit	Requested by Client?

Processing & Set-up	Exhibit A	Yes	✓	No
Order Page Hosting	Exhibit A	Yes	✓	No
Order Processing	Exhibit B	Yes	✓	No
Fulfillment	Exhibit C	Yes	✓	No
(Fees for the above mentioned services are discussed in Item 3 and Exhibit D.)

CLIENT has initialed the appropriate boxes above to indicate which services CLIENT wishes BL- LLC to perform. A detailed description of each service is set forth in Exhibits A through C attached hereto and by this reference made a part hereof. Except as expressly stated herein, BL- LLC makes no warranties or guarantees regarding its services or the results of its services.

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RATES

3.
BL- LLC’s rates for the services described above are set forth in Exhibit D, attached hereto and incorporated herein by reference. CLIENT has reviewed Exhibit D and hereby agrees to the rates set forth therein. Fees paid for set-up services are not refundable. Deposits required for third party services , (i.e. Telemarketing & Common Carrier Charges) are refundable to the extent not used.

INSURANCE

4.
CLIENT agrees to secure business liability and product liability insurance with a minimum coverage of One Million Dollars ($1,000,000.00) per policy and name BL- LLC as an additional insured under both policies. Delivery to BL- LLC of a Certificate of Insurance evidencing the above shall be a condition precedent to BL- LLC’s obligation to perform under this agreement. CLIENT also agrees to provide coverage for products in BL- LLC’s possession against fire, theft and so forth. BL- LLC will not be held responsible for damage of products while in our care, custody, or control, unless BL- LLC is grossly negligent in the care of such goods.

INDEMNIFICATION

5.
CLIENT hereby agrees to indemnify, defend and hold harmless BL- LLC, its agents, employees, officers and directors from and against any and all damages, losses, liability, suits, actions, demands, penalties, proceedings (whether legal or administrative including but not limited to actions by the Federal Trade Commission) and expenses (including but not limited to reasonable Attorney’s fees) arising, directly or indirectly, out of marketing the product(s) and/or service(s) that are the subject of this AGREEMENT.

PAYMENT

6.
BL- LLC shall submit to CLIENT weekly or bi-weekly invoices for services performed. CLIENT hereby agrees to pay such invoices within ten days from the date or receipt of invoice. Any charges remaining unpaid for more than thirty days after the date of the invoice are subject to an account service charge of one and one-half percent per month. The equivalent annual interest rate of this charge is eighteen percent. If , at any time, CLIENT’S account becomes thirty days past due and CLIENT fails to make timely payment as required by BL- LLC, then BL- LLC may, at its option and with 10 days written notice terminate this AGREEMENT. Upon such termination, all customer lists and date developed by BL- LLC under this AGREEMENT shall become the sole property of BL- LLC until such time as all monies due have been collected.

ADVANCES AND DEPOSITS

7.
BL- LLC requires a deposit equal to two to four weeks of any third party charges, e.g. Telemarketing charges, the amount to be based on forecasted or actual charges. Deposit amounts for each product will be agreed upon by CLIENT and BL- LLC in writing prior to air date or insertion date. Common carrier charges shall be paid in advance.

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BANK ACCOUNTS

8.
CLIENT hereby authorizes BL- LLC to establish communications with and transmit charges and credits to a bank account(s) with a credit card depository bank to house the banking activities arising under this AGREEMENT. All of CLIENTS credit card and bank check deposits by BL- LLC will be made to this account. CLIENT agrees that sufficient funds will be reserved and held on deposit in this account to assure that all payments for vendor services arranged by BL- LLC, including but not limited to media purchases, telephone processor charges, third party shipping charges, charges for BL- LLC services as outlined herein and other liabilities arising from product sales, are paid currently.

TELEPHONE NUMBERS

9.
CLIENT shall direct the public to call certain telephone number(s) assigned to CLIENT by BL- LLC’s telephone processor. Such telephone number(s) may only be used by CLIENT during the term of the agreement with BL- LLC’s telephone processor. In the event no orders are received for thirty days(30) on any telephone number assigned by BL- LLC’s telephone processor for CLIENT, or CLIENT’S program or product are objectionable to BL- LLC or BL- LLC’s telephone processor (e.g. prohibited by any law, contains any profanity, obscene, lewd, lascivious or sexually explicit material, might reflect adversely on the telephone processor or its affiliates, or harm the name or business or the telephone processor or its affiliates) as determined in BL- LLC or the telephone processor’s sole discretion, BL- LLC or its telephone processor may at its option, immediately retrieve that telephone number assigned to CLIENT. In the event BL- LLC’s telephone processor retrieves any telephone number assigned to CLIENT, CLIENT shall no longer be authorized to use that telephone number unless prior written approval is received from BL- LLC’s telephone processor. BL- LLC’s telephone processor may direct its operators to inform any callers on that telephone number that the processor is no longer handling such calls. BL- LLC and its telephone processor shall not be liable for any losses, damages, or costs sustained by CLIENT in connection with the retrieval of any telephone number.

SEVERABILITY

10.
In the event any provision contained herein is held to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be deemed severable from the remainder of this AGREEMENT and shall in no way affect the other provisions contained herein.

TERMINATION

11.
This AGREEMENT may be terminated upon mutual written consent by both parties. Such termination will be effective thirty days after receipt of notice. In addition, this AGREEMENT may be unilaterally terminated by one party as follows:

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A.
If sales unit volume drops to less than _50__units per week for four consecutive weeks, then either party may terminate this AGREEMENT by providing written notice of termination to the other. Such termination will be effective thirty days after receipt of notice.

B.	If either party ceases to do business, becomes insolvent, files for bankruptcy or is adjudged a bankrupt, then the surviving party may terminate this AGREEMENT immediately without notice.

REMEDIES AND LIMITATION OF LIABILITIES

12.
CLIENT hereby agrees that its sole and exclusive remedy for any and all losses or damages relating to this AGREEMENT, including any claim of breach of contract or negligence, shall be limited to a refund of the monies CLIENT has paid to BL- LLC which are attributed to any non-conforming services.

13.
BL- LLC shall not be liable to CLIENT, its employees, agents, customers or any third party for any claim, loss or damages (general, special, incidental of consequential) including, but not limited to lost sales or lost profits, which in any way arises out of or in connection with the services provided under this AGREEMENT, even if BL- LLC has been advised of the possibility of such loss or damages.

ATTORNEY’S FEES AND COSTS

14.
If any action at law or equity is necessary to enforce or interpret the terms of this AGREEMENT, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

CONFIDENTIALITY

15.
CLIENT and BL- LLC agree that each shall not, without the prior written consent of the other, during the term of this AGREEMENT and for a period of one year thereafter use or disclose to any third person any information relating to the business, marketing services or customers of the other, other than information already in the public domain. The customer lists generated by BL- LLC and CLIENT shall be the sole property of CLIENT. CLIENT hereby grants BL- LLC permission to use the customer list for demographic purposes only. The client list may not be used for any other reason by BL- LLC without the express written permission of the CLIENT.

GOVERNING LAW

16.	This AGREEMENT shall be interpreted in accordance with the laws of the State of California.

SUCCESORS AND ASSIGNS

17.	This AGREEMENT shall be binding upon and inure to the benefit of BL- LLC and CLIENT and their respective heirs, successors and assigns.

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FORCE MAJEURE

18.
If during the term of this AGREEMENT either party is prevented from carrying out its obligations by acts of God or other extraordinary causes beyond the control of such party, then such party shall not be responsible for any loss or damage resulting from such delay or failure to perform under this AGREEMENT.

AUTHORIZATION

19.
BL- LLC and CLIENT each represent and warrant that it is duly authorized to enter into this AGREEMENT. The person or persons executing this AGREEMENT warrant that they are duly authorized to execute and deliver this AGREEMENT on behalf of BL- LLC and CLIENT respectively.

ENTIRE AGREEMENT

20.
This AGREEMENT constitutes the entire agreement between the parties with respect to the subject matter hereof and any modification to this AGREEMENT shall be in writing and signed by all parties. There are no understandings, representations or warranties other than as herein expressly set forth and no rights are granted hereunder except as expressly set forth above.

IN WITNESS WHEREOF, BL- LLC and CLIENT have executed this AGREEMENT as of the day and year first above written.

Date ___________ Approved____/s/ Janet Burns Myers_________ (BL- LLC)

Date ___________ Approved___/s/ Prem Ramchandani________ (CLIENT)

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Exhibit “A”

Client Setup

Telemarketing

As part of this agreement BL- LLC will:

Set-up the inbound telemarketing script with product, order, up-sell and payment option Information.

Test data transmission between the telephone processor and BL- LLC.

Order page (web) set-up and hosting

If this service is requested, BL- LLC will design and host an internet order page that has the same look as the CLIENT’S web site.

Processing

BL- LLC will setup its in-house processing system with all necessary client, product and inventory information and client detail.

Bank Processing

BL- LLC will establish the communications link and programmed interface to the client’s bank processor to process credit card orders and refunds to client’s merchant accounts.

Fulfillment

BL- LLC will setup in-house fulfillment, assess packaging requirements, and set up an appropriate common carrier. We provide an UPS Manifest, USPS Priority Mail Manifest or USPS Statement of Mailing to CLIENT.

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Exhibit “B”

Order Processing

BL- LLC provides the following services related to order processing and reporting:

Credit Card Orders
Download telemarketing/web orders.
Process credit card transactions to client’s merchant account.
Process transactions and print invoices.
Re-process declined credit card orders. Notify customer if not approved.

Check Orders
Enter check orders.
Process check orders and print invoices.
Cashiering - prepare bank deposit.

Other Orders
Enter manual credit cards orders.
Easy payment processing - client defined term and frequency.

Inquiry Processing
Telemarketing inquiries - send product information supplied by client.
Note: Customer is responsible for all items to be mailed.

Customer Service
Provide “800” number for customer service.
Provide on-line customer information and order status.
Respond to inquiries/complaints.

Returns Processing
BL- LLC will process credit card and check returns which include a personalized credit memo to the customer.
Charge backs and returned checks will be researched to resolution.

Sales Reporting
            Daily download summary.
Gross sales items broken down by product and payment method.
Shipping and handling charges.
Sales tax collected by sales tax territory for both sales and sales returns.
Product sales by media source.
Customer service inquiry call analysis.

Data Processing
BL- LLC will maintain the customer database including name, address, telephone number, order and return information and customer service call retention.

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Exhibit “C”

Fulfillment Services

BL- LLC will provide the following related to fulfillment services:

Invoice and manifest preparation

BL- LLC will print invoices will appropriate information in batch sizes approved by client with UPS Manifest, USPS Manifest or Statement of Mailing.

Fulfillment

BL- LLC will prepare packages for mailing via UPS or USPS to Client Specifications.

Note: Client is responsible for all shipping costs and materials including cartons, packing materials, labels, and common carrier charges.

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Exhibit D

DIRECT TO CONSUMER PRICING

Brass Logistics would like to take this opportunity to thank you for your interest in working with our company and our professional team of staff. We take our business very seriously, and offer only the best service to you and your project. Below is a price schedule for your review, and for further discussion at your earliest convenience.

One-Time Initial Set-Up Charges: $2000.00

One-time set-up fees are on a “per project” basis, and include:

Processing Set-Up
•	Set-Up company, initial products, inventory & reporting
•	Database management
•	On-Line 800 number customer service
•	In-house fulfillment systems set up
Telemarketing & Customer Service Set-Up
•	Establish and design file transmission with telemarketing
•	Programming, test data transmission
E-Commerce Set-Up
•	Programming, test data transmission
Merchant Account Set-Up
•	Establish account communications w/clients merchant bank
•	Programming, test data transmission

Additional Set-Up Services:
Check By Phone    $250.00
Continuity      $500.00
Easy Payments      $250.00

E-Commerce Custom Design
Design & Host BL-LLC basic order page  $500.00 includes 5 hours of programming
Re- design to BL-LLC basic order page                 $250.00
Changes and Additions      $100 per hour

Telemarketing - West

House Account Set-Up	$500.00 includes first product code
Additional Product Code Set Up	$250.00 per code
Telemarketing Management	$250.00 per month

•	Set-up house account with Telemarketing
•	Write call scripts in collaboration with client
•	Establish and design file transmission with telemarketing
•	Programming, test data transmission

NOTE* House account per minute rate is .78 and includes the toll free numbers. There is a $2,500.00 per month minimum after 4 months from product launch date.

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Ongoing Fees:

Order Processing Fees:

•	Credit Card Orders $0.85
•	Previously Charged Credit Cards $0.50
•	Manual Credit Cards $1.25
•	Check Orders (manual entry) $1.25
•	Check By Phone (e-check) $1.25
•	Easy Payment/Continuity(per additional payment $0.70

Product Fulfillment Fees:

•	Pick/Pack fulfillment $1.15
•	Additional items $0.25
•	Pre-Assembly - TBD $0.50+
Depending on project & number of pieces
•	Packing slip only (product arrives in shipper box) $0.85

Customer Service Fees:

•	Telephone inquiry via toll free number $1.95
•	Inquiry & reply via email/fax $1.50
•	Customer service inquiry via local toll # $1.50
•	Customer service call backs $1.95

Returns and Refund Fees:

•	Receive and process return $1.95
•	credit to bank
•	Produce and mail personalized credits or refund check

House Account Telemarketing Fees:

•	Flat rate per minute $0.78

Monthly Volume Discounts

Credit Card Processing
1-5,000	$0.85
5,001-10,000	$0.80
10,001-20,000	$0.75
20,001-50,000	$0.70
Over 50,000	$0.65

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Monthly Volume Discounts

Product Fulfillment

1-5,000	$1.15
5,001-10000	$1.00
10,001-20,000	$0.95
20,001-5,000	$.090
Over 50,000	$0.85

Brass Logistics Material and Third Party Charges:

•	Including but not limited to: Freight, Supplies & Telemarketing 15%

NOTES:
•	Brass Logistics imposes low monthly minimums ($500.00 PER MONTH ON SERVICES) Should a project come into BL-LLC and become “in-active”.
•	Storage fees are ONLY $15.00per month, per pallet
•	There are NO FEES for weekly, monthly & online reporting
•	RECEIVING FEES are only $6.00 per pallet.
•	Non-palletized (container) receiving is $20.00 per hour, per employee
•	This is standard pricing for a standard project set up. More complicated campaigns are subject to additional fees.

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COMMERCIAL SHIPPING PRICING

One-Time Initial Set-Up Charges: $1,500.00-Includes:

Processing Set-Up
•	Set-up company, initial products, inventory & reporting
•	In-house fulfillment inventory system

E-Commerce Set-Up
•	Design and Host BL-LLC Commercial order page
•	Programming, Test data transmission

Retailer Set-Up
•	EDI Set-up of (1) retailer

Additional Set-Up Fees:

•	Additional Retailers:$750.00 each
•	EDI Mailboxes $250.00 each

NOTE* All set up fees are due at the time of signing the contract. Additional retailers set up fees are due prior to shipping.
On-Going Fees:

Fulfillment:

A. Carton Contains 1-12 units, no re-packing is required	$3.00 per carton
b. Carton Contains 1-12 units, re-packing is required	$5.00 per carton
C. Carton Contains over 12 units, no re-packing is required	$4.00 per carton
D. Carton Contains over 12 units, re-packing is required	$6.00 per carton

Miscellaneous

A. Product Storage	$15.00 per pallet
B. Receiving pallets	$6.00 per pallet
C. Receiving non-palletized (container)	$19.50 per hour
D. Unit/Price labels	$0.25
E. EDI Labels	$0.30 per label
F. Re-pack commercial returns	$3.00 per carton
G. EDI - Mailbox Maintenance	$100.00 per month

EDI Transaction Fees

Acknowledge Purchase Order	$5.00ea.
Advanced Ship Notice	$5.00ez.
Invoice	$5.00ea.

Material & Third Party Charges	15%
(Including, but not limited to : Freight & Supplies)

Additional Items

A. Minimum per shipment	$15.00
B. Bill of Lading	$15.00
C. Packing Slip	$ 5.00

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